AMENDMENT TO ASSIGNMENT AGREEMENT

         Maxxplay Enterprises Inc - maxxZone.com Inc

Maxxplay Enterprises, Inc.
("Maxxplay")

and

maxxZone.com, Inc.
("MaxxZone ")


This  Amendment to Assignment Agreement dated June 26, 2000
(the "Agreement") is made and entered into  as of  May 22,
2002, by and between Maxxplay Enterprises Inc,  a company
incorporated under the laws of the  State  of  Nevada
("Maxxplay"),   and  maxxZone.com,  Inc.,   also   a
company incorporated   under  the  laws  of  the   State
of   Nevada ("MaxxZone"), (hereinafter the "Parties").

                         DEFINITIONS

All terms shall have the same meaning as in the Agreement.

Maxxzone, Maxxzone or Maxxzone's shall mean MaxxZone.

Maxxplay or Maxxplay's shall mean Maxxplay.

                          RECITALS

The parties wish to amend and restate Article I of the Agreement.

ACCORDINGLY, for good and valuable consideration, and in further consideration of the forgoing and the mutual covenants, agreements, representations and warranties herein contained, the Parties hereby further agree as follows:

Article 1 RIGHTS is hereby amended and restated entirely to read as follows:

1.1. Assignment of hosting rights. Maxxplay hereby assigns to Maxxzone the exclusive rights to host on Maxxzone's internet website the Maxx Axxess Program, all related
MaxxSports, and all related clubs, associations, events, internet marketing and promotional activities.

1.2 Grant of website rights. Maxxzone is also granted exclusive internet rights to a website to sell the products set forth in Maxxzone's registration statement on Form 10-SB and any and all future MaxxSports products developed by Maxxplay or Maxxplay's subsidiaries.

1.3 Territory. These rights are granted solely for the internet and solely for the territory of North America, which includes the USA, Canada, Mexico, Bermuda, Puerto
Rico, the Bahamas and the Caribbean Islands.

1.4  Maxxzone's obligations.  With respect to the Maxx
Axxess Program, Maxxzone's obligations are limited to maintaining the information requested by Maxxplay on Maxxzone's website.

1.5 Payments to Maxxzone. Maxxzone will receive percentage of each specific Maxx Axxess and Maxxplay program and product licensing, franchising and endorsement fee as negotiated between Maxxzone and independent third-party marketing agencies and/or Maxxplay. It is anticipated that Maxxzone's share of such fees will be in the range of 10-25% depending upon the amount of benefit that maintaining the information specified in section 1.3 on Maxxzone's website and the value the related internet presence brings.
Maxxzone will receive a percentage of all revenue generated by the Maxx Axxess Program in Maxxzone's territory, as described above, whether generated through Maxxzone's website or not.

1.6 Rights retained by Maxxplay. Maxxplay retain the rights to market the Maxx Axxess Program - including the proposed hosting and internet promotion of related MaxxSports clubs, associations, events; and all related licensing, franchising, endorsement and other internet marketing and promotional programs to be carried out for Maxxzone exclusively by Maxxplay for the modified yet real ball sports games, or MaxxSports, which will be played using the products Maxxzone sells.

1.7 Marketing of the Maxx Axxess Program. All marketing efforts will be conducted exclusively by Maxxplay. The cost of these marketing activities is the exclusive responsibility of Maxxplay, and not Maxxzone.

All other provisions of the assignment agreement shall remain in full force and effect. In the event of a conflict between the terms of the original assignment agreement and this amendment, the terms of this amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Agreement as of the day and year first above written.

     For and on behalf of
     Maxxplay Enterprises, Inc.

     By: /s/ Roland Becker
     ---------------------------
     President

     For and on behalf of
     maxxZone.com, Inc.

     By: /s/Roland Becker
     ---------------------
     President